EXHIBIT  2.3

Proxy

ANNUAL GENERAL AND SPECIAL MEETING OF THE SHAREHOLDERS

MINCO MINING & METALS CORPORATION

TO BE HELD AT THE TERMINAL CITY CLUB, THE TERRACES ROOMS, 837 WEST HASTINGS STREET, VANCOUVER, BRITISH COLUMBIA, V6C 1B6

ON MONDAY, JUNE 27, 2005, AT 2:30 P.M.

The undersigned shareholder (“Registered Shareholder”) of the Company hereby appoints  KEN CAI, President & CEO of the Company, or failing this person, WILLIAM MEYER, Chairman & Director. of the Company, or in the place of the foregoing, __________________, (print the name) as proxyholder for and on behalf of the Registered Shareholder with the power or substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the aforesaid meeting of the Registered Shareholders of the Company (the “Meeting”) and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Shareholder as specified herein.

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.

REGISTERED HOLDER PRINT NAME:___________________________________

REGISTERED HOLDER SIGN HERE:_____________________________________

DATE SIGNED: ___________________________

Resolutions (For full details of each item, please see the enclosed Notice of Meeting and Information Circular)

	For	Against	Withhold
1. To approve the appointment of Ernst & Young, LLP., Accountants, Chartered Accountants as Auditor of the Company.		N/A
2. To determine the number of Directors at five (5).			N/A
3. To elect as Director, Ken Cai.		N/A
4. To elect as Director, William Meyer.		N/A
5. To elect as Director, Robert Callander.		N/A
6. To elect as Director, Hans Wick		N/A
7. To elect as Director, Robert Grayton.		N/A

8.

To approve an Ordinary Resolution of the Disinterested Shareholders the adoption of the Company’s Amended 2005 Stock Option Plan as more particularly described in the accompanying Information Circular.

N/A

9.

To approve an Ordinary Resolution of the Disinterested Shareholders the grant of authority to the board of directors to renegotiate the terms of stock options previously granted and to authorize the issue, upon exercise of outstanding stock options, of shares exceeding 5% of the issued shares of the Company within a one-year period as more particularly described in the accompanying Information Circular.

N/A

10.

To approve an Ordinary Resolution to authorize the board of directors to reserve for issuance in excess of the Company’s issued and outstanding common shares to facilitate new acquisitions and financings during the ensuing year.

N/A

11.

To approve a Special Resolution to remove the application of the Company’s Pre-existing Company Provisions, to cancel the Company’s existing Articles and to adopt new Articles, and to increase the authorized share structure of the Company from 100,000,000 Common Shares to no maximum number of Common Shares.

N/A

12.

To approve an Ordinary Resolution of the Disinterested Shareholders that the existing release provisions governing the escrowed common shares of the Company be amended as more particularly described in the accompanying Information Circular;

13.

To approve a Special Resolution to reduce the Company’s share capital by way of distribution to its shareholders of common shares of its subsidiary, Minco Silver Corporation, as more particularly described in the accompanying Information Circular.

14. To approve, ratify and confirm all acts, contracts, proceedings, appointments and payments of money by the Directors and Officers of the Company.			N/A

   THIS PROXY MUST BE SIGNED AND DATED

SEE IMPORTANT INSTRUCTIONS ON REVERSE

INSTRUCTIONS FOR COMPLETION OF PROXY

1.

This Proxy is solicited by the Management of the Company.

2.

This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3.

If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by Computershare Trust Company of Canada.

4.

A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5.

A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:

(a)

appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder).  Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote the resolution as if the Registered Shareholder had specified an affirmative vote;

OR

(b)

appoint another proxyholder, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder’s instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the meeting in the space provided for an alternate proxyholder.  If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6.

The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly.   Further, if so authorized by this Instrument of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

7.

If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person.  To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, voting instructions must be DEPOSITED at the office of “COMPUTERSHARE TRUST COMPANY OF CANADA” no later than forty eight (“48”) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof.

The mailing address of Computershare Trust Company of Canada is 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, and its fax number is (604) 683-3694.